SUCCESS EXPLORATION & RESOURCES, INC.
EMPLOYMENT AGREEMENT WITH
RAYMOND TALARICO

The Parties to this Agreement dated January 24, 2014 are SUCCESS EXPLORATION & RESOURCES, INC., a Nevada, public corporation (the "Company") and RAYMOND J. TALARICO (the "Executive").

The Company wishes to employ the Executive, and the Executive wishes to accept employment with the Company, on the terms and subject to the conditions set forth in this Agreement. It is therefore agreed as follows:

1. Employment. The Company shall employ the Executive, and the Executive shall serve the Company and its Chief Executive Officer (CEO) and Board of Director, with such duties and responsibilities as may be assigned to the Executive by the Board of Directors, and as are normally associated with a position of that nature. The Executive, during his employment, and subject to continued employment under this Agreement, shall devote his best efforts to the performance of his duties under this Agreement and shall perform them faithfully, diligently, and competently and in a manner consistent with the policies of the Company as determined from time to time by the Board of Directors. The Executive shall report to the Chairman, and absent the Chairman, the Board of Directors.

In addition to the normal duties associated with the position as CEO of the Company the Executive shall specifically perform the following:

A.

Assist corporate counsel in review and development of the Company’s SEC submissions of the Company’s Annual and Quarterly reports;

B.

Assist corporate counsel in review and development including any and all related documents necessary for affiliate Members for submission for FINRA;

C.

Assist corporate auditors and accountants with completing the Quarterly and Annual Financial Statements with Notes of the Company;

D.

When necessary and or as required or requested, liaise with both Shareholders counsel and Note Holders counsel to facilitate issuances, deposits and receipts of stock and stock equivalents;

E.

Certify items A, B, C & D, as appropriate and when required;

F.

Plan, develop and implement the audit policies, plans and proceedures of the Company;

G.

Plan, conceive, develop and oversee the strategic vision of the Company;

H.

Plan, conceive develop and oversee the Plan of Operations including management of the operations of the Company its subsidiaries, affiliates and employees;

I.

Hire, recruit and develop all new employees above and including Supervisory position;

J.

Maintain the strategic focus of the Company;

K.

Final approval over any and all vendor agreement;

L.

Final approve over any and all costs, fees or disbursements by the Company totaling over $1,500;

M.

Final approval over any and all hiring’s of the Company.

Executive shall manage all vendors of the Company and report on such management to the Board of Directors. Such management shall be absent of interference as long as the Executive has obtained prior Board approval.

2. Term of Employment. The Executive's employment by the Company under this agreement shall commence on the date of this Agreement and, subject to earlier termination pursuant to section 5 and/or 6, shall terminate on one (1) year from the date herein.  This Agreement may also be extended by a written amendment as discussed in section 7.

3. Compensation. As compensation for all services rendered by the Executive to the Company under this Agreement, the Company shall pay to the Executive TEN THOUSAND DOLLARS ($10,000.00) MONTHLY, payable bi-monthly on the 1st and 15th of the month and until such time as the Executive is no longer employed, or the earlier of the Term of Employment. Executive shall be responsible for any and all applicable local, state and federal taxes associated with his employment.  Additionally, Executive shall receive EIGHTY-ONE THOUSAND TWO-HUNDRED FIFTY (81,250) Common Restricted Shares of the Company to be issued upon execution of this agreement.  Executive, at Executive’s option shall have the sole right to require the Company register Executives shares in any such registration undertaken by the Company.  Such piggyback registration right shall survive the term or termination of this Agreement.

4. Fringe Benefits; Expenses.  The Company shall reimburse the Executive for all reasonable and necessary expenses incurred by him in connection with the performance of his services for the Company, however, no such expenses shall be reimbursed unless such expenses are pre-approved in writing by the Board of Directors.

5. Disability or Death. The term of the Executive's employment under this Agreement shall terminate upon his death without any further payment or the furnishing of any benefit by the Company under this Agreement.

6. Termination. The Company and the Executive shall have the right to terminate this Agreement.  The Executive's employment is defined as “at will” and may be terminated for “cause”.  For purposes of this Agreement, the term "cause" shall mean:

A.

Any material breach of the Executive's obligations under this Agreement;

B.

Fraud, theft, or gross malfeasance on the part of the Executive, including, without limitation, conduct of a felonious or criminal nature, conduct involving moral turpitude, embezzlement, or misappropriation of assets;

C.

The habitual use of drugs or intoxicants to an extent that it impairs the Executive's ability to properly perform his duties;

Any such termination absent “cause” as defined in item A thru C shall result in a one time payment to Executive of six (6) months of Compensation as defined in Section 3.  Such one time payment shall for the total amount of such monthly compensation due Executive, such payment shall be due “in full” including any and all such pre-approved expenses on such termination date.

7.  Extension of Term of Employment. The Company may extend this Agreement for the period of one (1) year and subject to the Executive’s approval.  Such Term of Employment shall be continued under the same terms and conditions as specified under this Agreement, subject to the following amendment: Item 3. Compensation, he Company shall pay to the Executive TWENTY THOUSAND DOLLARS ($20,000.00) MONTHLY, payable upon the anniversary date of this agreement, and following, on the bi-monthly on the 1st and 15th of the month and until such time as the Executive is no longer employed, or the earlier of the Term of Employment. Additionally, Executive shall receive EIGHTY-ONE THOUSAND TWO-HUNDRED FIFTY (81,250) Common Restricted Shares (adjusted for any post split of such common stock) of the Company.

8. Miscellaneous

A. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida; Palm Beach County, applicable to agreements made and performed in Florida, and shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

B. This agreement contains a complete statement of all the arrangements between the Company and the Executive with respect to its subject matter, supersedes all previous agreements, written or oral, among them relating to its subject matter, and cannot be modified, amended, or terminated orally. Amendments may be made to this Agreement at any time if mutually agreed upon in writing.

C. Any amendment, notice, or other communication under this Agreement shall be in writing and shall be considered given when received and shall be delivered personally or mailed by Certified Mail, Return Receipt Requested, to the parties at their respective addresses set forth below (or at such other address as a party may specify by notice to the other):

If to Company:

If to Executive:
Board of Directors

Raymond J. Talarico
220 Congress Park Drive #301

2985 West Highway 318

Delray Beach, FL 33445      Citra, Florida 32113

D. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

E. Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration.  Association and judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction thereof.  For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Palm Beach County, in West Palm Beach within the State of Florida.  In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.  In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

F. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions of this Agreement which shall remain in full force and effect and any such invalid or unenforceable term or provision shall be given full effect as far as possible. If any term or provision of this

Agreement is invalid or unenforceable in one jurisdiction, it shall not affect the validity or enforceability of that term or provision in any other jurisdiction.

G. This Agreement is not assignable by either Party.

COMPANY:

SUCCESS EXPLORATION & RESOURCES, INC.

By: /ss/ Ilona A. Mandelbaum

Name: Ilona A. Mandelbaum

Its: Director

EXECUTIVE:

RAYMOND J. TALARICO

/ss/ Raymond J. Talarico

Name: Raymond J. Talarico

4